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                                 EXHIBIT 2.B.
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                   CONSENT OF SUTHERLAND, ASBILL AND BRENNAN
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               [LETTERHEAD OF SUTHERLAND, ASBILL & BRENNAN LLP]

                                August 14, 1998


Board of Directors
PFL Life Insurance Company
4333 Edgewood Road, N.E.
Cedar Rapids, IA  52499

Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of pre-effective amendment number 2 to the Registration Statement on Form S-6 (File No. 33-92226) filed by PFL Endeavor Variable Life Account and PFL Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                           Very truly yours,

                           SUTHERLAND, ASBILL & BRENNAN LLP


                           By: /s/  Frederick R. Bellamy
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                               Frederick R. Bellamy